Exhibit 2.5

PLEDGE, SECURITY AND SUBORDINATION AGREEMENT

This PLEDGE, SECURITY AND SUBORDINATION AGREEMENT (as amended, modified, supplemented or restated from time to time, the “Agreement”), dated as of December 13, 2017, is by ALABAMA GRAPHITE CORP., a corporation organized and existing under the laws of British Columbia, as pledgor (together with any successors in such capacity, the “Pledgor”) in favor and for the benefit of WESTWATER RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Secured Party”).

Recitals

A.                                    Pursuant to that certain Loan Agreement dated December 13, 2017 (as amended, modified, supplemented or restated, the “Loan Agreement”), among Pledgor and Alabama Graphite Company, Inc., an Alabama corporation, as the borrowers (collectively, the “Borrower”), and Secured Party, as lender, the Secured Party has agreed to extend certain loans to the Borrower.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B.                                    The Pledgor is entering into this Agreement to secure its obligations under the Loan Agreement and the other Loan Documents on the terms provided herein.

Agreement

NOW, THEREFORE, the Pledgor and the Secured Party hereby agree as follows:

1.                                      PLEDGE AND GRANT OF SECURITY INTEREST.

(a)                                 For value received, in order to induce the Secured Party to enter into the Loan Agreement and to extend and maintain the Loan to the Borrower, and to secure the payment and performance of all present and future obligations, indebtedness and liabilities of all kinds of the Borrower to the Secured Party under the Loan Agreement and the other Loan Documents, hereunder or otherwise, whether incurred by the Pledgor as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and howsoever and whensoever incurred by the Pledgor or acquired by the Secured Party (collectively referred to as the “Secured Obligations”), the Pledgor hereby pledges and assigns to the Secured Party, grants as security to the Secured Party and places a charge over all of its right, title and interest in and to the following:

i.                                          (a) all of the issued and outstanding shares of the capital stock of (i) each Subsidiary owned or controlled by the Pledgor (the “Pledged Subsidiary”), as such shares of capital stock of the Pledged Subsidiary are further described on Schedule 1 hereto, and (b) all other equity interests in the Pledged Subsidiary whether now existing or hereafter acquired and all additional shares of capital stock of the Pledged Subsidiary from time to time received or acquired by the Pledgor by purchase, stock dividend, stock split, distribution or otherwise (all such shares of stock of the Pledged Subsidiary pledged hereunder being referred to collectively as the “Pledged Shares”);

ii.                                       all certificates representing any of the Pledged Shares, whether currently existing or hereafter issued;

iii.                                    except as otherwise provided in Section 5 hereof, any and all dividends, cash, securities, instruments, warrants, options and other property, proceeds and distributions from time to time received, receivable, paid or otherwise distributed in respect of, in substitution for, in addition to or in exchange for, or otherwise evidencing any of the Pledged Shares and all proceeds thereof; and

iv.                                   all Indebtedness of any Subsidiary now or hereafter owed by any such Person to the Pledgor.

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(b)                                 The Pledged Shares, the certificates therefor, all dividends, cash, securities, instruments, warrants, options and other property, proceeds and distributions from time to time received, receivable, paid or otherwise distributed in respect of, in substitution for, in addition to or in exchange for or evidencing any of the Pledged Shares and all proceeds thereof together with all other property, rights and interests described in this Section 1, whether now existing or hereafter acquired, obtained or created, are referred to herein collectively as the “Collateral.”

2.                                      DELIVERY OF PLEDGED SHARE CERTIFICATES; REGISTRY NOTATIONS.

(a)                                 All certificates or instruments representing or evidencing the Pledged Shares referred to in Section 1 hereof have previously been delivered or are being delivered to the Secured Party concurrently with the execution of this Agreement, and are in suitable form for transfer by delivery, endorsed in blank or accompanied by duly executed undated instruments of transfer or assignments in blank, having attached thereto or to such certificates all requisite stock transfer tax stamps, notarizations or other notations required by Governmental Requirements, all in form and substance satisfactory to the Secured Party.

(b)                                 All necessary and appropriate entries, notations and written descriptions in the books or share registries of the Pledged Subsidiary that evidence, and which are necessary or desirable to authenticate and perfect, the pledge of the Collateral pursuant hereto have been or will be made concurrently with the execution of this Agreement, and the Pledgor shall pay all requisite fees, taxes or other amounts payable therefore pursuant to Governmental Requirements.  All consents, authorizations and approvals of, or filings or registrations with, appropriate Governmental Authorities have been obtained, made or completed, as necessary or appropriate to authenticate and perfect the pledge of the Collateral pursuant hereto.  The Pledgor shall forthwith take all other actions and pay all fees, taxes and amounts, necessary, appropriate or desirable pursuant to applicable law to authenticate, perfect, maintain and preserve the pledge of the Collateral.

3.                                      SUBORDINATION AGREEMENT.

(a)                                 On the terms and conditions hereof, the payment and performance of the Subordinated Debt (as defined below), and the Pledgor’s right to receipt thereof, is hereby subordinated to payment and performance of the Senior Debt (as defined below), and to the right of the Secured Party to receipt thereof.  Upon the occurrence and during the continuance of an Event of Default, until the Senior Debt has been paid or otherwise satisfied in full, unless otherwise directed by the Secured Party, the Pledgor will not ask, demand, sue for, take or receive from any subordinated party as set forth on Schedule 2 hereof (each a “Subordinated Party”), by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing (i) by a Subordinated Party or any successor or assign of a Subordinated Party (including, without limitation, any receiver or trustee in bankruptcy) to the Pledgor, or (ii) by any other Person to the Pledgor under a guaranty or other surety instrument by reason of the Subordinated Debt, and the Pledgor will not act to foreclose or otherwise realize upon any collateral security therefor.

(b)                                 For purposes hereof, “Senior Debt” is defined as all indebtedness of the Pledgor and its successors and assigns, to the Secured Party, whether now existing or hereafter arising, of whatsoever kind or nature under the Loan Agreement and the other Loan Documents.  For purposes hereof, “Subordinated Debt” is defined as all indebtedness of the Subordinated Party to the Pledgor, and its successors and assigns, whether now existing or hereafter arising, of whatsoever kind or nature, expressly including all indebtedness of the Subordinated Party to the Pledgor as of the date hereof, which is identified by the Pledgor as “Subordinated Debt” in Schedule 2 hereto.

(c)                                  In the event of the bankruptcy or insolvency of the Pledgor, the Pledgor agrees promptly to take such actions with respect thereto as the Secured Party may reasonably request in order to insure that the foregoing agreements of the Pledgor are recognized and reflected in the manner in which the assets of the Pledgor are distributed to its creditors and other claimants.

(d)                                 All payments received by the Pledgor with respect to the Subordinated Debt while (i) any portion of the Senior Debt remains outstanding and unsatisfied, and (ii) an Event of Default is outstanding

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under the Loan Agreement, will be held in trust by the Pledgor for the benefit of the Secured Party, and will promptly be remitted by the Pledgor to the Secured Party.

(e)                                  The Pledgor agrees not to transfer, assign, pledge or hypothecate the Subordinated Debt to any third person, or to convert any of the Subordinated Debt into capital stock or other equity interests in the Subordinated Parties unless such capital stock or other equity interests are subject to this Agreement and pledged to the Secured Party.

4.                                      REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE PLEDGOR.

The Pledgor represents, warrants, covenants and agrees that:

(a)                                 The Pledged Shares listed on Schedule 1 hereto constitute all of the issued and outstanding common stock or other equity interests of the Pledged Subsidiary owned or controlled by the Pledgor.

(b)                                 The Pledged Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(c)                                  The Pledgor is, and as to Collateral acquired after the date hereof the Pledgor shall and will be at the time of acquisition, the record and beneficial owner and holder of the Collateral free from any adverse claim, security interest, pledge, encumbrance, lien, charge, or other right, title or interest of any Person other than the Secured Party.  The Pledgor covenants that at all times the Collateral will remain free of all such adverse claims, security interests, pledges, encumbrances, liens, charges or other adverse interests by third parties.  The Pledged Shares are free from and not otherwise subject to any voting agreements, shareholder agreements, voting trusts, proxies, options, preferential purchase rights or other right of any party to acquire all or any portion of the Pledged Shares, in each case except to the extent, if applicable, that the same is permitted by the Loan Agreement.

(d)                                 None of the Pledged Shares bears any legend restricting their transfer.

(e)                                  (i)                                     The Pledgor has full power and lawful authority to enter into this Agreement and to pledge the Collateral to the Secured Party and to grant to the Secured Party a first and prior security interest therein as herein provided, all of which have been duly authorized by all necessary corporate action.

(ii)                                  The execution and delivery and the performance hereof are not in contravention of any charter, articles of incorporation or by-law provision, or of any Instrument or undertaking to which the Pledgor is a party or by which the Pledgor or its property is bound.

(iii)                               This Agreement constitutes the valid and legally binding obligation of the Pledgor enforceable in accordance with its terms.

(iv)                              The Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.  Any officer or representative acting for or on behalf of the Pledgor in connection with this Agreement or any aspect hereof, or entering into or executing this Agreement on behalf of the Pledgor, has been duly authorized to do so, and is fully empowered to act for and represent the Pledgor in connection with this Agreement and all matters related thereto or in connection therewith.

(f)                                   (i)                                     The Pledgor’s principal place of business and chief executive office is at First Canadian Place, 100 King Street West, Suite 5700, Toronto, Ontario M5X 1C7, Canada.  The Pledgor shall not change the location of its principal place of business or chief executive office without the prior written consent of the Secured Party.

(ii)                                  The preamble hereof states the correct legal name of the Pledgor and the Pledgor does not conduct business under any other name.  The Pledgor shall not change its corporate name,

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nor do business under any name other than its current name, unless the Pledgor has delivered to the Secured Party written notice of such other names at least 30 days prior to the date of first use thereof by the Pledgor.

(g)                                  (i)                                     The Pledgor has not heretofore agreed to or signed any pledge, charge, general security agreement or financing statement which covers any of the Collateral other than any pledge, charge, general security agreement or financing statement in favor of the Secured Party, and no such pledge, charge, financing statement, or general security agreement is now on file in any public office, and the Pledgor has not heretofore filed or inserted any entries or notations in the books or share registry of any Subsidiary or the Pledgor evidencing any pledge of the Collateral other than any pledge of the Collateral in favor of the Secured Party.

(ii)                                  As long as any amount remains unpaid on any of the Secured Obligations (other than contingent Secured Obligations for which no claim has been made and Secured Obligations related to any Directed Advance), except as permitted by the Loan Agreement, (A) the Pledgor will not enter into or execute any pledge, charge, security agreement, or financing statement covering the Collateral, other than those pledges, charges, security agreements and financing statements in favor of the Secured Party hereunder or  under the other Loan Documents, (B) the Pledgor shall not file or consent to the filing of any pledge, charge, security agreement or financing statement (or any documents or papers filed as such) covering the Collateral, other than financing statements in favor of the Secured Party hereunder or under the other Loan Documents, unless in any case the prior written consent of the Secured Party shall have been obtained, and further (C) the Pledgor shall not insert, file or make any notations in the books or share registry of the Pledgor or any Subsidiary evidencing any pledge of the Collateral, other than such entries and notations in favor of the Secured Party hereunder or under the other Loan Documents.

(iii)                               The Pledgor authorizes the Secured Party to file, in its discretion, in jurisdictions where this authorization will be given effect, a financing statement or other Instrument for filing required by any jurisdiction applicable to the Collateral unsigned or signed only by the Secured Party, as appropriate, covering the Collateral, and hereby appoints the Secured Party as the Pledgor’s attorney-in-fact to sign and file any such financing statements or other Instruments covering the Collateral.  At the request of the Secured Party, the Pledgor will join the Secured Party in executing such Instruments as the Secured Party may determine from time to time to be necessary or desirable under provisions of any applicable Uniform Commercial Code or other applicable Governmental Requirements in effect where the Collateral is located or where the Pledgor or any Subsidiary is located or conducts business; without limiting the generality of the foregoing, the Pledgor agrees to join the Secured Party, at the Secured Party’s request, in executing one or more financing statements or other Instruments in form satisfactory to the Secured Party, and the Pledgor will pay the costs of filing or recording the same in all public offices at any time and from time to time whenever filing or recording of any such financing statement or other Instrument is deemed by the Secured Party to be necessary or desirable.

(h)                                 In the event that the Pledgor receives any promissory notes or evidences of indebtedness owed to the Pledgor, the Pledgor shall hold the same in trust as property of the Secured Party and forthwith assign, pledge and deliver the same to the Secured Party.

(i)                                     The Pledgor shall cause the Pledged Subsidiary to execute and deliver the Acknowledgement, Consent and Undertaking set forth in Schedule 3 hereto.

5.                                      RIGHTS OF THE SECURED PARTY AND THE PLEDGOR RELATED TO COLLATERAL.

Secured Party may from time to time following the occurrence of an Event of Default and during the continuance thereof:

(a)                                 Transfer any of the Collateral into the name of the Secured Party or its nominee.

(b)                                 Notify parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.

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(c)                                  Enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto; and exercise all other rights of the Pledgor in any of the Collateral, except as hereinafter provided with respect to income from or interest on the Collateral and except that, prior to an Event of Default, the Pledgor may exercise its voting and consensual rights with respect to any Collateral constituting voting securities.

(d)                                 Take possession or control of any proceeds of the Collateral.

Until the occurrence and during the continuance of an Event of Default, the Pledgor shall have the right to receive all income from or interest on the Collateral, and if the Secured Party receives any such income or interest prior to the occurrence of an Event of Default, the Secured Party shall pay the same promptly to the Pledgor, except that in the case of securities or other property distributed by way of a dividend or otherwise with respect to the Collateral, such securities or other property shall be promptly delivered to the Secured Party to be held as Pledged Shares or other Collateral hereunder.  Upon the occurrence and during the continuance of an Event of Default, the Pledgor will not demand or receive any income from or interest on the Collateral, and if the Pledgor receives any such income or interest without any demand by it, the same shall be held by the Pledgor in trust for the Secured Party in the same medium in which received, shall not be commingled with any assets of the Pledgor and shall be delivered to the Secured Party in the form received, properly endorsed to permit collection, not later than the next Business Day following the day of its receipt.  The Secured Party may apply the net cash received from such income or interest to payment of any of the Secured Obligations, provided that the Secured Party shall account for and pay over to the Pledgor any such income or interest remaining after payment in full of the Secured Obligations then outstanding.

So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Secured Party’s judgment, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that the Pledgor shall give the Secured Party at least five Business Days’ prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such rights.

The Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, which the Pledgor agrees and undertakes to do at the Pledgor’s expense, but the Secured Party may do so in its discretion at any time after the occurrence and during the continuance of an Event of Default and at such time the Secured Party shall have the right to take any steps by judicial process or otherwise as it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor.  All expenses (including, without limitation, reasonable attorneys’ fees and expenses, and all reasonable fees and time charges and disbursements for attorneys who may be employees of  the Secured Party) incurred or paid by the Secured Party in connection with or incident to any such collection or attempt to collect the Collateral or actions to protect or enforce the Collateral or any security therefor shall be borne by the Pledgor or reimbursed by the Pledgor to the Secured Party upon demand.  The proceeds received by the Secured Party as a result of any such actions in collecting or enforcing or protecting the Collateral shall be utilized by the Secured Party in accordance with Section 10 hereof.

In the event the Secured Party shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefor, the Pledgor, upon demand of the Secured Party, shall pay to the Secured Party the full amount thereof with interest at a rate per annum (based on a 360-day year for the actual number of days involved) from the date expended by the Secured Party until repaid equal to the Default Rate under and defined in the Loan Agreement.  So long as the Secured Party shall be entitled to any such payment, this Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the other Secured Obligations secured hereunder, and for the enforcement of such repayment, the Secured Party shall have every right and remedy provided hereunder for enforcement of payment of the Secured Obligations.

6.                                      FURTHER ASSURANCES.

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The Pledgor agrees to take such actions and to execute such stock or bond powers or other Instruments and such other or different writings as the Secured Party may reasonably request further to perfect, confirm and maintain the Secured Party’s security interest in the Collateral and irrevocably authorizes the Secured Party, as Pledgor’s agent and attorney-in-fact, to assist the Secured Party’s realization thereon upon the occurrence and during the continuance of an Event of Default, including, without limitation, the right to receive, indorse, and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Shares or any part thereof or representing any indebtedness owed to the Pledgor.

7.                                      EVENTS OF DEFAULT.

The occurrence of an Event of Default under the Loan Agreement shall constitute an “Event of Default” hereunder.

8.                                      RIGHTS AND REMEDIES OF THE SECURED PARTY UPON DEFAULT.

If an Event of Default shall have occurred and be continuing:

(a)                                 The Secured Party shall have and may exercise with reference to the Collateral and the Secured Obligations any and all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Colorado (as amended from time to time, the “UCC”) and under any other Governmental Requirement applicable to the Collateral, and as otherwise granted herein or under any other applicable Governmental Requirement or under any other Loan Document now or hereafter in effect executed by the Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC or other applicable law after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys’ fees and expenses thereby incurred by the Secured Party and toward payment of the Secured Obligations in such order or manner as permitted by law.  Specifically and without limiting the foregoing, the Secured Party shall have the right to take possession of all or any part of the Collateral, any certificate therefor or any security therefor and of all books, records, papers and documents of the Pledgor or in the Pledgor’s possession or control relating to the Collateral which are not already in the Secured Party’s possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned.  To the extent permitted by law, the Pledgor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of the Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Secured Party existing after default hereunder.  The Secured Party shall have and may exercise all other rights and remedies available, whether at law or in equity.

(b)                                 Upon notice by the Secured Party to the Pledgor, the Secured Party or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof and may exercise such powers in such manner as the Secured Party may elect.

(c)                                  All dividends, payments of interest and other distributions of every character made upon or in respect of the Pledged Shares or any part thereof shall be deemed to be Collateral and shall be paid directly to and shall be held by the Secured Party as additional Collateral pledged under and subject to this Agreement.

(d)                                 All rights to marshaling of assets of the Pledgor, including any such right with respect to the Collateral, are hereby waived by the Pledgor.

(e)                                  All rights and remedies of the Secured Party set out in this Agreement, the Loan Agreement and each other Loan Document are cumulative, and no right or remedy contained in this Agreement, the Loan Agreement or any other Loan Document is intended to be exclusive, but each shall be in addition to every other right or remedy contained in this Agreement, the Loan Agreement and the other Loan Documents or in any existing or future agreement or now or in the future existing at law, in equity or by statute, or under any other agreement between the Pledgor and the Secured Party that may be in effect from time to time.

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(f)                                   All recitals in any instrument of assignment or any other instrument executed by the Secured Party incident to sale, lease, transfer, assignment or other disposition, lease or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by the Secured Party or of any fact, condition or thing incident thereto, and all requisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

9.                                      SPECIAL PROVISIONS FOR PLEDGED SHARES.

The Pledgor hereby acknowledges that the sale by the Secured Party of any of the Pledged Shares pursuant to the terms hereof in compliance with federal and applicable state or provincial securities laws or the securities laws of any other applicable jurisdiction exercising valid jurisdiction over the Pledged Shares (as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect, the “Securities Laws”) may require strict limitations as to the manner in which the Secured Party or any subsequent transferee of the Pledged Shares may dispose of such securities.  The Pledgor understands that in order to protect the Secured Party’s interest it may be necessary to sell the Pledged Shares at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering requested under the Securities Laws.  The Pledgor has no, and waives any, objection to a sale in such a manner.

10.                               APPLICATION OF PROCEEDS BY THE SECURED PARTY.

In the event the Secured Party sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in Section 8 or Section 9 hereof, any amounts held, realized or received by the Secured Party pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by the Secured Party first toward the payment of any costs and expenses incurred by the Secured Party in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, the actual attorneys’ fees and expenses incurred by the Secured Party (all of which costs and expenses are secured by the Collateral), all of which costs and expenses the Pledgor agrees to pay, and then as provided in the Loan Agreement.  Any amounts and any Collateral remaining after such application and after payment to the Secured Party of all of the Secured Obligations in full shall be paid or delivered as required by law, or as a court of competent jurisdiction may direct.

The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (x) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters or (y) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

11.                               ABSOLUTE INTEREST.

(a)                                 All rights of the Secured Party hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any provision of the Loan Agreement or any other Loan Document, any agreement with respect to the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, increase in the amount or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Collateral or any other security for or Collateral securing the Secured Obligations, or any release or amendment or waiver of or any consent to or departure from any guarantee or any other security, for all or any of the Secured Obligations, or (iv) any other circumstance which might constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or this Agreement.

(b)                                 The Secured Party is hereby subrogated to all of the Pledgor’s interests, rights and remedies in respect to the Collateral and all security now or hereafter existing with respect thereto and all guaranties and endorsements thereof and with respect thereto.

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12.                               TERMINATION.

This Agreement and the security interests created hereunder shall terminate when (a) all the Secured Obligations have been indefeasibly paid in full (other than contingent Secured Obligations for which no claim has been made and Secured Obligations related to any Directed Advance), (b) the Pledgor has delivered to the Secured Party a written release of all claims against the Secured Party, in form and substance satisfactory to the Secured Party, and (c) the Secured Party has no further Commitments under the Loan Agreement, after which the Secured Party shall execute and deliver to the Pledgor all documents which the Pledgor shall reasonably request to evidence termination of such security interest and shall return physical possession of any Collateral then held by the Secured Party to the Pledgor; provided, however, that all indemnities of the Pledgor contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest of this Agreement.

13.                               ADDITIONAL INFORMATION.

The Pledgor agrees to furnish the Secured Party from time to time such additional information and copies of such documents relating to this Agreement, the Collateral, the Secured Obligations and the Pledgor’s financial condition as the Secured Party may request.

14.                               NOTICES.

Any communication, notice or demand to be given hereunder shall be in writing (including telex and facsimile communication) and sent by facsimile or delivered by courier,

if to the Pledgor,

Alabama Graphite Corp.

907 Blossom Street

Kingston, Ontario

K7P 0N2

CANADA

Telephone: +1 647 221 0775

Attention: Tyler Dinwoodie

and if to the Secured Party,

Westwater Resources, Inc.

6950 S. Potomac Street, Suite 300

Centennial, Colorado  80112

Attention:

Jeffrey L. Vigil

Phone:

(303) 531-0473

Facsimile:

(303) 531-0519

E-Mail:

jvigil@westwaterresources.com

as to each party, at such other address or numbers as shall be designated by either party hereto to the other party in a written notice.  All such notices and communications shall be effective (a) when received, if physically delivered, and (b) upon confirmation of transmission, if sent by facsimile, addressed in each case as aforesaid.

15.                               INDEMNITY AND EXPENSES.

The Pledgor agrees that Secured Party and certain other persons are entitled to indemnification as provided for and in accordance with Section 11.5 of the Loan Agreement.

16.                               NO WAIVER; CUMULATIVE RIGHTS.

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No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy and power hereby granted to the Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other and may be exercised by the Secured Party from time to time.

17.                               GOVERNING LAW.

This Agreement and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with the laws of the State of Colorado, not including the conflicts of law and choice of law provisions thereof, except to the extent that the validity or perfection of the pledge and security interest hereunder, or any rights or remedies hereunder, in respect of any particular collateral, is governed by the laws of a jurisdiction other than the State of Colorado.

18.                               WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE SECURED PARTY AND PLEDGOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE PLEDGOR –SECURED PARTY RELATIONSHIP BETWEEN THE PARTIES.  IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO AND EACH PARTY HERETO HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  EACH PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND PLEDGOR AND THE SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

19.                               EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.  Each of the parties to this Agreement will be entitled to rely upon delivery by facsimile, portable document format (.pdf) or other electronic transmission of an executed copy of this Agreement and acceptance of such facsimile copy, portable document format (.pdf) copy or a copy otherwise electronically transmitted will be legally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.

20.                               SEVERABILITY.

If any one or more provisions of this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

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9

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Executed before me this 9th day of December, 2017, as to the signature of Tyler Dinwoodie

/s/ Douglas F. Caldwell

(Seal of Douglas F. Caldwell)

Lawyer, Notary Public, Commissioner, etc.

Douglas F. Caldwell

Caldwell and Moore

260 Barrie Street

Kingston, ON K7Z 3K7

PLEDGOR:

ALABAMA GRAPHITE CORP.

By:	/s/ Tyler W.P. Dinwoodie
Name:	Tyler W.P. Dinwoodie
Title:	Executive Vice President

SECURED PARTY:

WESTWATER RESOURCES, INC.

By:	/s/ Christopher Jones
Name:	Christopher Jones
Title:	President and Chief Executive Officer

Schedule 1

Pledgor:  Alabama Graphite Corp.

Issuer:  Alabama Graphite Company, Inc.

Percentage Ownership:  100%

Number of Shares: 10,000

Certificate Number: 2

Schedule 2

All intercompany indebtedness owing from Alabama Graphite Company, Inc., an Alabama corporation, to the Pledgor.

Schedule 3

ACKNOWLEDGEMENT, CONSENT AND UNDERTAKING

The undersigned hereby acknowledges receipt of a copy of the Pledge, Security and Subordination Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Stock Pledge Agreement”), made by Alabama Graphite Corp., a corporation organized and existing under the laws of British Columbia, as pledgor in favor and for the benefit of Westwater Resources, Inc., a corporation organized and existing under the laws of the State of Delaware.  Unless defined in this Acknowledgement and Consent or the context clearly requires otherwise, all capitalized terms shall have the meanings ascribed to them in the Stock Pledge Agreement.  The undersigned agrees for the benefit of the Secured Party that the undersigned will be bound by the terms of the Stock Pledge Agreement that are applicable to it and that it will fully comply with all such terms.

ALABAMA GRAPHITE COMPANY, INC.

By: ___________________________

Name: ___________________________

Title: ___________________________